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                                                                  Exhibit 10.1.3

                                 LEASE AGREEMENT


                                     BETWEEN


                           NORTEL NETWORKS HPOCS INC.


                                   AS LANDLORD


                                       AND


                              MYKROLIS CORPORATION


                                    AS TENANT

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                                 LEASE AGREEMENT

         Executed effective as of April 1, 2002, between NORTEL NETWORKS HPOCS INC., a Delaware corporation ("Landlord"), and, MYKROLIS CORPORATION, a Delaware corporation ("Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     1. Definitions. As used in this Lease, the following terms shall have the meanings set forth below:

     (a) "RiverTech Park" shall mean the RiverTech Park, 129 Concord Rd., Billerica, MA which is comprised of the two manufacturing buildings (respectively "Building 1" and "Building 2") containing approximately 287,242 square feet of rentable space and Building 3, situated on approximately
30.5 acres.

     (b) "Premises" shall mean Building 2 of RiverTech Park, containing approximately 175,088 square feet of rentable space, situated on 13.89 acres of land, together with (i) all appurtenances and rights of access over streets, ways, drives and parking facilities including the parking lots on either side of Building 2; (ii) the right to use and maintain all pipes, ducts, conduits, utility lines, wires and appurtenant equipment and other utilities and systems serving Building 2 which are located within RiverTech Park (including within areas potentially leased to the tenant of Building 3 but made subject to this right) and serving Building 2 including without limitation the Facilities; and
(iii) the right to install pipes, ducts, conduits, utility lines, wires and the like serving Building 2 which are located in the Snow Area (including within areas potentially leased to the tenant of Building 3) which do not materially affect the tenant of Building 3's use of its leased premises. Tenant shall have the right to access the Facilities at all times. Any action taken by Tenant pursuant to rights granted in clause (ii) or (iii) of the above definition of Premises shall be taken in a manner so as to not interfere unreasonably with the tenant of Building 3's use and occupation of its leased premises. Notwithstanding the foregoing, Landlord, other occupants of and visitors to RiverTech Park and all others with a legal right to do so (including emergency vehicles) shall have a reasonable right of access over the shared access road constituting the Common Areas for the purposes of access to other areas of RiverTech Park. A site plan depicting the Premises and RiverTech Park is attached hereto as Exhibit A.

     (c) "Rent" shall mean an annual sum of $2,451,232.00 for Lease Years 1 - 6 based on a rate of $14.00 prsf, NNN and $2,801,408.00 for Lease Years 7 - 12 based on a rate of $16.00 prsf, NNN, payable in monthly installments of $204,269.33 for Lease Years 1 - 6 and $233,450.67 for Lease Years 7 - 12.
Landlord and Tenant agree that, for the purposes of this Lease, the rentable areas set forth in Section 1(a) and 1(b) shall be deemed conclusive. The Rent for any partial month at the beginning of the Lease Term shall be pro rated and paid at the rental rate applicable during the first full month of the Lease Term. Any such pro-rated Rent shall be due upon receipt of an invoice from Landlord.

     (d) "Commencement Date" shall mean the later of (x) April 1, 2002 and (y) date on which both (a) (i) all work listed on Exhibit B attached hereto and depicted or described in the plans and specifications, listed thereon has been substantially completed within the

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meaning of that term under the current General Conditions promulgated by the
American Institute of Architects and (ii) a licensed architect of the Landlord has certified the same in writing to the Tenant (Landlord and Tenant acknowledging such certification was delivered to Tenant) and (b) a certificate of occupancy has been issued for Building 2 (which certificate may exclude the Cave Area) by applicable governmental authorities (Landlord and Tenant acknowledging permanent certificates of occupancy for Building 2 were issued). Such certificate may be temporary or conditional provided that it permits legal occupancy of all of Building 2 except the Cave Area. Notwithstanding the foregoing, if such certificate is temporary or conditional and Landlord fails to cause such certificate to be made permanent or to have the appropriate authority acknowledge that the conditions therein have been satisfied (excluding any conditions related to completion of work in the Cave Area) such that occupancy of any material portion of Building 2 other than the Cave Area is not legally permitted and Tenant is forced to vacate the same (any such event being referred to herein as a "CO Failure"), then, unless such CO Failure was due to any actions or omissions of Tenant or those claiming by, through or under Tenant, the condition set forth in clause (b) of this paragraph (d) shall not be deemed to have been satisfied by the temporary or conditional certificate of occupancy under which legal occupancy so ceased to be permitted, and any Rent paid by Tenant on the basis of the presumed occurrence of the Commencement Date based on such certificate of occupancy shall be credited against the obligations of Tenant next arising under this Lease. Furthermore, Landlord agrees to reimburse Tenant for any actual out-of-pocket costs incurred by it to the extent not covered by Tenant's business interruption insurance (including by way of example and not limitation, reasonable rent for substitute space leased by Tenant and moving and relocation costs) incurred by Tenant as a result thereof. It is understood that the elevator in Building 2 may not as of the Commencement Date have received a certificate of inspection or license from the applicable state agency with jurisdiction over the operation of such elevator which certificate or license is necessary for its operation. However, Landlord shall remain responsible to obtain such certificate or license to allow operation of such elevator.

     (e) "Lease Term" shall mean a term commencing on the Commencement Date and continuing for Twelve (12) years, unless otherwise terminated pursuant to the terms herein.

     (f) "Lease Year" shall mean a period of twelve (12) consecutive calendar months. The first Lease Year shall begin on the 1st day of the month following the Commencement Date unless the Commencement Date occurs on the 1st day of a month, in which event the first Lease Year shall begin on the Commencement Date.

     (g) "Basic Operating Costs" shall have the meaning given to such term in
Section 8.

     (h) "Common Areas" shall mean the Shared Access Road and the appurtenances and rights of access over streets, ways, drives and the like serving RiverTech Park and the other facilities provided in the future (if any) for the common use or benefit of all tenants of RiverTech Park generally and/or the public (but shall not include any such areas for the exclusive use of a particular tenant or any areas within the Premises). The Common Areas, as of the date hereof are depicted on Exhibit A as the "Shared Access Road". The Common Areas may from time to time be reduced, expanded, modified or relocated provided that at all times


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Tenant shall have the use and enjoyment of Common Areas facilities not materially less functional than those facilities which presently exist and provided that Tenant is notified in advance of any material changes to be made to the Common Areas.

     (i) "Security Deposit" shall have the meaning set forth in Section 6(a).

     (j) "Broker" shall mean Fischer & Company and Meredith & Grew as representatives of Landlord and CB Richard Ellis as representative of Tenant.

     (k) "Tenant's Share" shall be 61%.

     (l) "Rent Commencement Date" shall mean the date sixty (60) days after the Commencement Date.

     (m) "Snow Area" shall mean the area of River Tech Park used for piling snow removed from River Tech Park including snow removed from time to time from the Common Areas and the Premises.

     (n) "Cave Area" shall mean the portion of Building 2 shown as "Unfinished Areas" depicted on the plan attached hereto as a portion of Exhibit A.

     (o) "Facilities" shall mean the Pads, the Shed and the Electric Lines.

     (p) "Pads" shall mean those certain four separate concrete pads located in RiverTech Park to the North of Building 2 between Building 2 and Concord Road and to the three electrical transformers and generator and associated equipment located thereon or surrounding such transformers and generator including all appurtenances thereto.

     (q) "Shed" shall mean that Shed located in RiverTech Park just to the North of Building 2 between Building 2 and Concord Road including all appurtenances thereto.

     (r) "Electric Lines" shall mean both those certain electric lines which
(i) run from Building 2 to the Pads and (ii) run from the Pads to poles, transformers or other interconnections owned and maintained by the utility company supplying electrical power to Building 2 including all appurtenances thereto.

     2. Lease Grant. Upon the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, including the right to use the Common Areas in common with others having a right to so use the same. Tenant shall also have the right in common with others to place snow removed from the Premises in the Snow Area.

     3. Lease Term. This Lease shall continue in force during a period beginning on the effective date of this Lease (though no Rent shall accrue until the Commencement Date) and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof

     4. Use. The Premises shall be used for office, manufacturing, research and development and warehouse purposes and other lawful uses incidental thereto.

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     5. Payment of Rent. The term "Rent" shall mean, collectively, the Rent, and all other sums of money becoming due and payable to Landlord under this Lease. Except as otherwise expressly provided in this Lease, from and after the Rent Commencement Date, the Rent shall be due and payable to Landlord in advance in monthly installments on the first day of each calendar month during the Lease Term, in legal tender of the United States of America, or to such other person or at such other address as Landlord may from time to time designate in writing. The Rent shall be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease or under Massachusetts law. In the event that Tenant fails to pay any payment of Rent within 5 days after its due date (provided; however that (i) no more than one such 5 day grace period will be available on late payments of Rent (as defined in Section 1(c) hereof) hereunder in any 12 month period and after such grace period has occurred then interest shall in the event of any other late payments of Rent (as defined in Section 1(c) hereof) in such 12 month period commence to accrue on and from the Rent due date and (ii) no more than three such 5 day grace periods will be available on late payments of other Rent in any 12 month period and after three such grace periods have occurred then interest shall in the event of any other late payments of other Rent in such 12 month period commence to accrue on and from the Rent due date), then, immediately upon demand, Tenant shall pay Landlord, as additional Rent hereunder, interest on such amount from its due date until the date so paid at a rate of interest equal to the lesser of (a) the then current "Prime Rate" of Fleet Bank, N.A. (or its successor) plus four percent (4%) per annum or (b) the highest rate of interest allowed by law. If the Rent Commencement Date occurs on a date other than the first day of a calendar month, then the installment of Rent for such partial month shall be prorated as provided in Section 1(c).

     6. Security Deposit.

     (a) Tenant shall deliver to Landlord concurrent with Tenant's execution of this Lease, an unconditional, clean, irrevocable standby letter of credit (together with any replacement letter of credit, the "L-C") in the initial amount of $1,000,000 (which amount Tenant may reduce by $125,000 effective on each of the first six anniversaries of the Commencement Date, provided the amount thereof may never be reduced to less than $250,000 and provided that no such reduction shall be permitted while an Event of Default exists hereunder) (the "Security Deposit"), which L-C shall be issued by Fleet National Bank or another bank satisfactory to Landlord in its sole discretion, and which L-C may be presented for payment in Boston, Massachusetts or such other U.S. location proposed by Tenant and acceptable to Landlord. The L-C shall be in form and content as attached hereto as Exhibit C for a term of not less than one year. Tenant shall pay all expenses, points and/or fees incurred by Tenant or payable by Tenant or Landlord to the L-C bank in obtaining and transferring any L-C hereunder.

     (b) The L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. If an Event of Default by Tenant occurs with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew or replace the L-C (such that the amount of the L-C is always in accordance with paragraph (a) above) at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or may become obligated to spend by reason of such Event of Default, or to compensate Landlord for any other


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loss, cost or damage that Landlord may suffer and be entitled to collect under this Lease by reason of Tenant's Event of Default. The use, application or retention of the L-C, or any portion thereof by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the L-C that is drawn upon by Landlord, but is not used or applied by Landlord, shall be held by Landlord and deemed a security deposit (the "L-C Security Deposit"). If any portion of the L-C is drawn upon, Tenant shall, within five (5) business days after written demand therefor, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to cause the sum of the L-C Security Deposit and the amount of the remaining L-C to be equivalent to the amount of the Security Deposit required under this Lease or
(ii) reinstate the L-C to the amount which together with the L-C Security Deposit is equal to the amount of the Security Deposit then required under this Lease, and thereafter if any portion of the L-C Security Deposit is used or applied as allowed herein, Tenant shall, within five (5) business days after written demand therefor, deposit cash with Landlord (which cash shall be applied by Landlord to the L-C Security Deposit) in an amount sufficient to restore the L-C Security Deposit together with any L-C then held to the Security Deposit amount required under this Lease, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the L-C Security Deposit and/or the L-C, or any balance thereof, shall be returned to Tenant within thirty (30) days following the later of the expiration of the Lease Term or the vacating of the Premises by Tenant.

     7. Condition of Premises.

     (a) Landlord shall deliver the Premises to Tenant on the Commencement Date, but except as provided herein makes no representation or warranty regarding the condition of the Premises. On the Commencement Date, the Premises will be delivered to Tenant with the work listed on Exhibit B sufficiently complete so as to satisfy the standard for the Commencement Date set forth in the definition thereof above.

     (b) Immediately following the Lease Commencement Date (except as set forth in the third sentence of this Section 7(b)), Landlord shall continue any remaining work listed on Exhibit B, in a reasonable and diligent manner until completed. The Landlord shall not be responsible for landscaping, finishes, sidewalks or berms. In addition to the foregoing, as soon as seasonal weather conditions allow in the Spring of 2002 Landlord shall seal and stripe the parking lots and roadways around the Premises in accordance with the provisions with respect thereto in Exhibit B and complete all such work as soon as reasonably practicable and in any event no later than July 1, 2002. Landlord shall undertake all such remaining work after the Commencement Date in a manner so as to not unreasonably interfere with, and to schedule around, Tenant's construction activities and Tenant's use of the Premises for business purposes. With the exception of such sealing and striping and the work listed on Exhibit B Landlord has stopped making further improvements to the Premises and the Premises are leased on an "as-is"/"where-is" basis.

     (c) Except for Landlord's covenants and representations expressly set forth herein, Tenant hereby accepts the Premises in its condition as of the Commencement Date or the


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date that Tenant takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulation governing and regulating the use of the Premise, and any easements, covenants or restrictions of records and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Except for Landlord's covenants and representations herein, Tenant acknowledges that it has satisfied itself by its own independent investigation that once Landlord has completed the work described in clauses (a) and (b) above the Premises are suitable for its intended use, and that neither Landlord nor Landlord's agents has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

     (d) Landlord hereby agrees that prior to the Commencement Date the Tenant may begin construction, renovation and move in activities at the Premises (without being liable for occupying the Premises or causing the Rent or any additional Rent to commence) provided that such activities are undertaken in a manner so as to not interfere with, and to schedule around, Landlord's construction activities at the Premises. To the extent that any such activities by Tenant prior to the Commencement Date interfere with or delay the work Landlord is required to do under this Lease (i) the Commencement Date shall be the date it would have been (as reasonably determined by Landlord) but for such delay and (ii) Tenant shall promptly, as additional Rent, reimburse Landlord for any direct actual and reasonable loss, cost or damage suffered by Landlord in connection therewith.

     8. A. Basic Operating Costs.

     (a) In addition to the Rent referred to in Section 1(c), from and after the Rent Commencement Date Tenant shall also pay Tenant's Share of the Basic Operating Costs. Landlord may, at its option, provide Tenant with a current good faith estimate of Basic Operating Costs, and thereafter Tenant shall pay, as additional rental, in monthly installments in accordance with Section 5, Landlord's reasonable estimate of the Basic Operating Costs for the calendar year in question. The failure of Landlord to estimate Basic Operating Costs and bill Tenant on a monthly basis shall in no event relieve Tenant of its obligation to pay Tenant's Share of the Basic Operating Costs.

     (b) By June 1 of each calendar year during the Lease Term (including the calendar year following the year in which the Lease Term is terminated), Landlord shall furnish to Tenant a statement of actual Basic Operating Costs for the prior calendar year, and within thirty (30) days thereafter an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Basic Operating Costs for the prior calendar year because of any difference between the amount, if any, collected by Landlord from Tenant for Tenant's Share of Basic Operating Costs and the actual amount of Tenant's Share of Basic Operating Costs. In the event of an underpayment by Tenant, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days following delivery of such statement. In the event of an overpayment by Tenant, Landlord shall give Tenant a credit for such sum against the next installment of Rent or, if after the Lease Term, Landlord shall pay such amount to Tenant.

     (c) "Basic Operating Costs" shall mean all direct and, to the extent provided in subsection (c)(1) below, indirect costs and expenses incurred in each calendar year of


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maintaining, repairing, and operating the Common Areas, including without limitation, the following:

     (1) Wages and salaries of all on-site or off-site employees (with appropriate adjustments to be made if an employee devotes material time to properties other than RiverTech Park) at the grade of building manager and below engaged in the direct operation and maintenance of the Building, parking areas or Common Areas, employer's social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages and salaries, and the cost of disability and hospitalization insurance and pension or retirement benefits for such employees; provided, however, if such services are provided by Landlord or an affiliate of Landlord all such costs shall be capped at an amount not to exceed the lesser of (x) such actual costs incurred and (y) the reasonable and customary amount charged for providing such services (whether as wages and salaries or a management fee) based on similar services provided for similar common areas at similarly situated properties in the Billerica area;

     (2) Cost of leasing or purchasing all supplies, tools, equipment and materials used in the operation, maintenance, repair and management of the Common Areas;

     (3) Cost of all utilities for the Common Areas, including the cost of water and power, sewage, heating, lighting for the Common Areas;

     (4) Cost of all maintenance and service agreements for the Common Areas, including, but not limited to, equipment leasing and landscape maintenance, and;

     (5) Cost of all customary liability insurance relating to the Common Areas excluding rental interruption insurance, plus the cost of all deductible payments made by Landlord in connection therewith (but only to the extent not already deducted as a Basic Operating Cost);

     (6) All taxes and assessments and governmental charges, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Common Areas or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Common Areas or its operation (excluding therefrom taxes, assessments and charges, payable under Section 8.B hereof), excluding, however, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord;

     (7) Cost of repairs and general maintenance for the Common Areas (excluding such repairs and general maintenance paid by insurance proceeds or by Tenant or other third parties);

     (8) Expenses incurred in order to comply with any federal, state or municipal laws, codes or ordinances, or regulations promulgated under any of the same, which first become applicable to the Common Areas after the date of this Lease;

     Tenant, at Tenant's expense, shall have the right, no more frequently than once per calendar year, following thirty (30) days' prior written notice to Landlord, to audit Landlord's


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books and records relating to Basic Operating Costs; provided that such audit must be commenced and concluded by December 31 of the year following the year to which such audit relates unless at least 90 days prior to such December 31 date Tenant has not received the statement of actual Basic Operating Costs as proposed in Section 8(b), in which event the Tenant shall have at least 90 days after receiving such statement to notify Landlord of such audit. Unless Landlord disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Basic Operating Costs within thirty (30) days after delivery of such audit to Landlord. In the event of an overpayment by Tenant, Landlord shall give Tenant a credit towards the next installment of Rent in the amount of such overpayment. In the event Landlord disputes the results of any such audit, the parties shall in good faith attempt to resolve any discrepancies and final settlement shall be made within ten (10) days thereafter. If the parties are unable to resolve any discrepancy, any sum on which there is no longer dispute shall be paid and any remaining discrepancies shall be referred to a mutually satisfactory third party certified public accountant for final resolution. The cost of such certified public accountant shall be paid by Tenant; provided, however if such audit shows that Tenant had been overbilled by more than 15% of Tenant's Share of Basic Operating Costs, then Landlord shall pay all of Tenant's third party out of pocket costs in connection with such certified public accountant and Tenant's audit.

     Nothing in this Section 8 shall be construed at any time to reduce the Rent set forth in Section 1(c) below the amount set forth in Section 1(c) above.

     (d) To the extent that any expenditure that would constitute Basic Operating Costs hereunder would be treated as a capital expense under generally accepted accounting principles, such expenditure shall be amortized on a straight line basis over the applicable useful life thereof (as reasonably determined by Landlord), and the amortized portion shall be included in Basic Operating Costs for each applicable period of time.

     8. B. Additional Rent/Taxes.

     (a) In addition to the Rent set forth in Section 1(c) of this Lease and as part of the Rent due pursuant to the provisions of this Lease, from and after the Rent Commencement Date Tenant shall pay Landlord as additional Rent Tenant's Proportionate Share of Taxes as set forth in this Section 8B. For the purposes of this Section 8B, the following words and terms shall have the following meaning:

     (1) "Taxes" shall mean the real estate taxes and assessments imposed upon Landlord with respect to the parcel consisting of RiverTech Park, as such parcel is defined in the records of the Assessor's Office of Billerica on January 1, 2001, even if the designation of such parcel is changed from time to time, including all structures located thereon, and any and all other taxes, levies, betterments, assessments and charges arising from the ownership and/or operation of said parcel and all the structures located thereon which are or shall be imposed by national, state, municipal or other authorities which are or may become a lien upon Landlord and/or said parcel, but excluding any fee, penalty or interest levied on Landlord for late payment thereof. If, or to the extent that, due to a future change in the method of taxation any franchise, income, profit or other tax

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shall be levied against Landlord in substitution or in lieu of any tax which would otherwise constitute a real estate tax, such franchise, income, profit or other tax shall be deemed to constitute "Taxes" for the purposes hereof. It is recognized and agreed by Landlord and Tenant that it is their intention by this paragraph to include in "Taxes" that which in fiscal tax year 2002 was commonly known in Town of Billerica as "real estate taxes", including any portion covered by the school tax rate, and any type of tax or assessment which may, throughout the term hereof be substituted, in whole or in part therefor. If, in any fiscal tax year after the fiscal tax year 2002, the Town of Billerica or any of its departments, shall require Landlord to pay for any service which during the fiscal tax year 2002 was provided by said Town of Billerica or any of its departments without requiring payment by Landlord, then all such payments due on account of services rendered during any fiscal tax year after the fiscal tax year 2002 shall, for purposes of this Section 8B be considered and treated as real estate taxes for the fiscal tax year for which such payments are due. Without in any way limiting the generality of the preceding sentence some of the services for which the Town of Billerica or any of its departments might require payment are: police protection, fire protection, public schools, library services, park services, building inspections. Water and sewer use charges are covered elsewhere in this Lease and the same shall not enter into the calculations made under this Section 8B.

     (2) "Tax Year" shall mean the twelve (12) month period commencing July 1, 2001, and each twelve (12) month period commencing on an anniversary of said date during the term of the lease.

     (3) "Tenant's Proportionate Share of Taxes" in any Tax Year shall, for so long as all of RiverTech Park is included in a single taxable lot with a single tax bill with such tax bill including separate assessed values for each of Buildings 1, 2 and 3 and a separate assessed value for the land, be calculated as follows: the total of (x) the Taxes attributable to Building 2 based on the then assessed value of Building 2, plus (y) 45.44% of the Taxes on the land based on the then assessed value of the land (for the Premises), plus (z) Tenant's Share of 2.88% of the Taxes on the land based on the then assessed value of the land (for the Common Areas); and if at any time Taxes were assessed on some other basis or separate assessments for the Buildings or the land was not available, then Tenant's Proportionate Share of Taxes would be equitably determined based on a methodology reasonably acceptable to Landlord and Tenant which is intended to result in a similar allocation of Taxes to the foregoing arrangement.

     (4) "Tax Statement" shall mean a statement setting forth in reasonable detail the amount payable by Tenant as Tenant's Proportionate Share of Taxes.

     Tenant shall make monthly payments of Additional Rent to Landlord to cover Tenant's Proportionate Share of Taxes that are expected to be incurred during the current Tax Year and each subsequent Tax Year thereafter falling entirely or partly within the term of this Lease. The amount of such monthly payments shall be determined as follows: On or about the Rent Commencement Date, and at the beginning of each Tax Year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the amount of Taxes that are expected to be incurred during such Tax Year, and the computation of the anticipated Tenant's Proportionate Share of Taxes for such Tax Year. Tenant shall pay to Landlord on the first day of each calendar month following receipt of such statement an appropriate amount to amortize on a monthly basis the anticipated Tenant's Proportionate Share of Taxes. Except as otherwise provided in Sections 24 and 25 hereof, Tenant's payment of its Proportionate Share of Taxes shall be made without deduction, setoff or demand in accordance with the provisions of


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Section 5 of this Lease. If at any time during the term of this Lease, Landlord, in Landlord's reasonable discretion, determines it appropriate to revise the estimates of Taxes which have been submitted, then Landlord may submit such revised reasonable estimates to Tenant, and then commencing with the next monthly payment to be made by Tenant, appropriate adjustment shall be made to the amount being paid by Tenant on account of the anticipated Tenant's Proportionate Share of Taxes. Within one hundred eighty (180) days after the expiration of each Tax Year during the term of this Lease, Landlord shall submit to Tenant a statement certified by Landlord stating (i) Tenant's Proportionate Share of the actual Taxes incurred during the preceding Tax Year, (ii) the aggregate amount of the estimated payments, if any, made by Tenant on account thereof, and (iii) any credit to which Tenant is entitled. Tenant shall deduct any overpayment from its next estimated payment or payments for Taxes. If Tenant's actual liability for such Taxes exceeds the estimated payments, if any, made by Tenant on account thereof, then Tenant shall pay to Landlord within ten
(10) days after notice thereof the total amount of such deficiency as additional Rent. If Landlord owes any amount to Tenant with respect to Taxes after the Lease Term, Landlord shall pay such amount to Tenant

     Appropriate credit against Taxes shall be given for any overpayment or refund obtained by reason of a reduction in any Taxes by the Courts or other governmental agency responsible therefor. The original computation as well as reimbursement or payments of additional charges, if any, or allowances, if any under the provisions of this Section 8.B shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authority. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund shall be charged against the tax refund before the adjustments are made for the Tax Year. In no event shall Tenant be entitled to receive a credit against Taxes for any fiscal Tax Year in an amount greater than Tenant's Proportionate Share of Taxes for such fiscal Tax Year.

     (5) If the Commencement Date or the Termination Date of this Lease occurs in the middle of a Tax Year, Tenant shall be liable for only that portion of the Taxes in respect of such Tax Year represented by a fraction, the numerator of which is the number of days of the herein term which falls within said Tax Year, and the denominator of which is three hundred sixty-five (365).

     (6) In the event the first day of the Tax Year in the Town of Billerica should be changed after the Commencement Date to a day other than July 1 so as to change the twelve (12) month period comprising the Tax Year, in determining Tenant's Proportionate Share of Taxes with respect to Taxes payable for the period between July 1 and such changed first day of the Tax Year, Tenant's Proportionate Share of Taxes shall be multiplied by a fraction, the numerator of which shall be the number of days elapsing during such period, and the denominator of which shall be three hundred sixty-five (365).

     (7) Any obligation under this Section 8.B of Tenant or Landlord which shall not have been paid at the expiration of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

     (8) Tenant shall have the right from time to time to directly contest the amount of Taxes due and to pursue a tax abatement, reduction or refund with respect to Taxes;

provided, however, Tenant shall timely pay the amount of Taxes due unless the law allows such Taxes to not be so paid without interest or penalty accruing and without a lien arising or being placed against RiverTech Park. Landlord agrees to reasonably cooperate with Tenant in any such action. If Landlord so elects it may participate with Tenant in any such action but in such case Landlord shall do so at its own cost and expense. If Tenant does not inform Landlord at least five (5) business days before the last day applications for abatements may be timely made that it will pursue a tax abatement, reduction or refund of Taxes with respect to any given Tax Year, then Landlord may pursue the same and Tenant will reasonably cooperate with Landlord in any such action.

     (9) If an abatement, reduction or refund of taxes occurs (whether as a result of an action of Tenant or Landlord or otherwise) such refund shall first be used to reimburse the expenses of obtaining the same and thereafter appropriately allocated as a credit to the parties paying Taxes for RiverTech Park with such allocation to be equitably determined in good faith based on the reasons for the granting of such refund, if reasonably determinable, and otherwise based on a reasonable allocation mutually acceptable to Landlord and Tenant.

     9. Signs. Tenant shall have the right at its sole cost and expense to install signs on the Premises, subject to any applicable laws, ordinances, regulations, codes and other governmental requirements, and subject to Landlord's approval which shall not be unreasonably withheld. Tenant's installation and removal of signs shall be made in a manner as to avoid material injury, defacement and structural overloading of Building 2. Tenant shall also have the right at its sole cost and expense to install a sign at the entrance to RiverTech Park, and a sign at the point on the access road where the drive branches off to Building 2, in each case subject to any applicable laws, ordinances, regulations, codes and other governmental requirements, and subject to Landlord's approval which shall not be unreasonably withheld, it being acknowledged that Landlord shall be deemed reasonable in considering the effect of such signage on other occupants or potential occupants of RiverTech Park. Tenant shall maintain such signs in good condition and repair at its sole cost and expense. Upon the termination or expiration of the Lease, Tenant shall remove such signage, and Tenant shall repair any damage caused to the Premises by such removal, including, but not limited to, the cosmetic restoration of the area on the face of Building 2 where any such sign was removed to eliminate any remaining name imprint.

     10. Cost of Improvements. All installations and improvements now or hereafter placed on the Premises at the request of Tenant shall be at Tenant's cost and if Landlord performs such installations or improvements at Tenant's request on Tenant's behalf, such cost shall be payable by Tenant to Landlord within thirty (30) days following Tenant's receipt of an invoice as additional Rent. No construction management fee shall be payable with respect to any installations or improvements.

     11. Performance Obligations of Landlord. Landlord shall perform all of the obligations of Landlord as set forth in this Lease. Landlord shall be responsible for (i) the maintenance, repair and operation of the Common Areas
(ii) the maintenance, repair and replacement of the roof and (iii) capital expenditures and replacements of the foundation, structural supports, exterior and load-bearing walls of the Premises as set forth in Section 12. Landlord shall if Tenant so requests provide snow plowing services for the driveway and parking areas of the Premises during the balance of the winter of 2001 to 2002 and thereafter Tenant shall make its own arrangements for such services. The cost of such snowplowing services will be paid by Tenant.

     12. Roof, Repair, Maintenance and Replacement; Capital Expenditures and Replacement of Structural Items. Landlord shall use reasonable diligence to undertake necessary snow removal from the Common Areas and Landlord shall, at its own cost and expense, maintain and make such repairs and replacements to the roof (including the roof membrane so as to maintain a watertight structure) and structural roof systems and other roof systems serving the Premises as may be necessary to keep them in good order and repair, except to the extent such repairs are necessary as a result of the negligent or wrongful acts of Tenant or its agents in breach of this Lease or as a result of Alterations made by, through or under Tenant not made in accordance with plans and specifications therefor approved by Landlord, it being acknowledged that, to the extent reasonable, Landlord may condition any such approval on a certification reasonably satisfactory to Landlord, from an engineer or architect engaged by Tenant, that such Alterations shall not lead to any additional expense to Landlord under this Section 12. Landlord shall, at its own cost and expense, make such capital expenditures and replacements to the foundation, structural support, exterior walls and exterior load bearing walls serving the Premises as may be necessary to keep them in good order and repair, except for ordinary course repairs and maintenance not constituting a capital expense which shall be performed by Tenant at its cost and expense and except to the extent such replacements are necessary as a result of negligent or wrongful acts of Tenant or its agents in breach of this Lease or as a result of Alterations made by, through or under Tenant not made in accordance with plans and specifications therefor approved by Landlord. All costs and expenses incurred by Landlord pursuant to this Section 12 for snow plowing only shall be payable by Tenant in the same manner as Basic Operating Costs.

     13. Performance Obligations of Tenant. Tenant shall perform all of the obligations of Tenant as set forth in this Lease and pay when due all Rent, including Basic Operating Costs and all charges, fees and other sums, which by the terms of this Lease are to be paid by Tenant.

     14. A. Repairs and Yield Up. Tenant shall keep the Premises in good order, repair and condition and in compliance with applicable laws, Landlord's obligations under Section 12 hereof, reasonable wear and tear and takings and casualty only excepted, and all glass in windows and doors (including glass in exterior walls of Building 2 unless the damage thereto is attributable to Landlord's negligence, misuse or faulty workmanship) of the Premises whole and in good condition with glass of the same quality as that injured or broken, and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, Landlord's obligations under Section 12 hereof, reasonable wear and tear and casualty and takings excepted, first removing all Tenant's personal property and, at Tenant's election upon such expiration or termination, such portion(s) or all of such other alterations, additions and partitions installed by Tenant as Tenant elects to remove, and repairing any damage caused by such removal and restoring the Premises to its original condition except for Alterations permitted hereunder which need not be removed, leaving the Premises broom clean, and to reimburse Landlord within thirty (30) days after the date of any demand by Landlord for reimbursement of the cost of repairing any damage to the Premises, Building 2 or RiverTech Park caused by Tenant or its agents, employees, or invitees in removing such personal property, alterations, additions and partitions.

     At the expiration of the Lease Term Tenant need not remove or pay for the removal of the Initial Alterations from the Premises. For all other Alterations, if at the expiration of the Lease Term (i) such Alterations are actually removed by Landlord and (ii) the total of (x) the cost of such removal plus (y) the cost of demolition of Building 2 back to Shell Condition (provided such demolition actually occurs) plus (z) any Excess Rent Costs, exceeds the Demolition Allowance, the Tenant upon presentation with a calculation of the amount of the demolition and removal costs plus invoices supporting all such costs shall pay an amount equal to the lesser of (x) such excess and (y) the actual cost of removal of such Alterations to Landlord. As used in this paragraph the phrase "Excess Rent Costs" means Rent at the rate provided for in the Lease immediately prior to expiration of the Lease Term for any period of time needed to remove Tenant's Alterations (excluding Initial Alterations) which materially exceeds the time otherwise needed to demolish Building 2 back to shell condition without being required to remove such Alterations. As used in this paragraph the phrase "Demolition Allowance" means an amount equal to $1,300,000 increased by the consumer price index for each Lease Year after 2002 that has occurred through the date such amount is calculated. As used in this paragraph the phrase "Shell Condition" means on the upper level of Building 2 remove all tenant fit-out items to bottom of roof joist including all non-bearing walls, partitions, floor finishes, and infrastructure. Toilet facilities and mechanical and electrical services that support space lighting, heating and cooling requirements shall remain. Lighting fixtures integral to ceilings removed shall also be removed. HVAC distribution and return integral to walls and ceilings to be removed shall be stripped back to secondary branches. Electrical infrastructure integral to walls and ceilings to be removed shall be stripped back to main panels. Trenches, sumps, and other depressions in floor slab shall be filled or covered to the same floor bearing rating as the general floor slab. The lower level of Building 2, except for the Lobby and Elevator areas (where there will be no stripout work), will also be stripped of all tenant fit out items as for the upper level of Building 2, except those deemed appropriate for administrative and office support activities. Any damage or perforations of floor, roof or cladding caused by removal of these tenant improvements shall be repaired.

     Tenant shall not conduct any activity or make any improvements or installations, in any manner which would void or violate a roof membrane warranty.

     All articles of personal property and all trade fixtures, office machines and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term provided that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its personal property from the Premises upon termination of this Lease, Landlord may, at its option, remove, store and dispose of said personal property without liability to Tenant for any loss thereof, and Tenant agrees to pay Landlord within thirty (30) days after the date of any demand by Landlord for reimbursement of any and all expenses incurred by Landlord in such removal, storage and disposal, including reasonable storage rental costs, disposal costs, court costs and attorneys' fees.

     14. B. Utilities, Maintenance, Repairs And Yield Up. Tenant acknowledges that Landlord has provided Tenant with the opportunity to examine the utility services connected to Building 2 and available at the Premises. Tenant shall make all arrangements for all utilities furnished and to be furnished to the Premises and shall pay for all utilities, which may include, gas, water, sewer, electricity, and telephone services.

     14 C. Tenant's Obligations. Except to the extent of Landlord's obligations set forth in Sections 7, 12 and 27 hereof, Tenant shall be responsible for cleaning, operating, maintaining and repairing in good order and condition in its existing condition or such better condition in which it may be put reasonable wear and tear and casualty and takings excluded, the entire Premises, including (but not limited to) the following: (i) heating, ventilating and air conditioning systems and equipment; (ii) mechanical systems and equipment; (iii) life safety systems and equipment; (iv) hot water heater(s), plumbing system and equipment; (v) electrical system and equipment; (vi) sprinkler system and equipment; (vii) elevator system and equipment; (viii) exterior walls and windows; (ix) building entry security system; (x) provision of all cleaning, trash removal and exterminating services; such obligations shall include all aspects of the operation and management of Building 2, except as specifically set forth in this Lease including Section 12 hereof. Tenant shall provide Landlord with copies of all service contracts, if any, maintained by Tenant during the term of this Lease. If Tenant fails to maintain and perform its obligations under this Section, Landlord may after the occurrence and during the continuance of an Event of Default, but is not required to, perform such obligations and bill Tenant the cost thereof, which shall be due and payable as additional Rent within ten (10) days of rendition of such bills. Tenant shall further use all reasonable precautions to prevent waste to the Premises. Notwithstanding the foregoing, in the event any part of the above-mentioned building systems which was part of the premises at the commencement of the Lease Term and which has been properly maintained by Tenant as hereinabove called for no longer can be maintained by Tenant, but based on industry standards must be replaced, then (provided Landlord's Deemed Approval has occurred) Tenant shall promptly and properly replace the same; and to the extent, reasonably determined, the useful life of such replaced part exceeds the remaining Lease Term (including option periods, whether exercised or not) then upon completion of such replacement and the payment of the cost thereof to the supplier by Tenant, Landlord will reimburse to Tenant so much of the actual and reasonable costs thereof as is proportionately attributable to that portion of the useful life of such part as extends beyond the then remaining term (including option periods, whether exercised or not) of this Lease (and if any option period is not eventually exercised, Landlord shall make an additional payment to reimburse Tenant on the basis of the term of this Lease without such option period); provided, however, if Landlord does not so reimburse Tenant as required under this provision then Tenant may set off such amount against the payment of Rent, Basic Operating Costs and Taxes next due. As used in this paragraph "Landlord's Deemed Approval" means (a) if the Landlord's reimbursable share of any single capital expenditure proposed is greater than $100,000 that Landlord has been advised of and has approved such capital expenditure, such approval not to be unreasonably withheld; (b) the Landlord's reimbursable share of any single capital expenditure is less than $100,000; or (c) such capital expenditure is required by applicable law. If Landlord's Deemed Approval does not occur as to any capital expenditure then Tenant shall be relieved from any requirement to make such capital expenditure.

     15. Alterations, Additions, Improvements.

     (a) Tenant will make no alteration, change, improvement, replacement or addition to the Premises (collectively, "Alterations"), without the prior written consent of

Landlord, which consent shall not be unreasonably withheld or delayed. All Alterations shall be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances and shall not void any of Landlord's warranties. Tenant shall require that any contractors used by Tenant carry a comprehensive liability (including builder's risk) insurance policy in such amounts as Landlord may reasonably require. Tenant has provided Landlord with the preliminary information regarding the initial alterations Tenant intends to undertake a copy of which is attached hereto as Exhibit D (the "Initial Alterations"). Landlord acknowledges its assent, in principle, thereto, and agrees that it must and shall grant promptly its consent and that Tenant may proceed with its initial alterations provided that such alterations as described in the final plans and specifications submitted to Landlord for review are consistent with the preliminary information regarding such initial alterations attached as Exhibit D, and if Landlord has not granted its consent within 10 business days of receipt of such plans and specifications such consent shall be deemed to be given.

     (b) Notwithstanding the foregoing, Tenant may, at its sole expense, make any nonstructural Alterations in, on and to the Premises with a per project cost of $100,000 or less without the consent of Landlord, so long as (i) Tenant complies with the second and third sentences of Section 15(a), (ii) Tenant provides ten (10) days' prior written notice of the commencement thereof with a description of the contemplated work in the form presented to the contractor,
(iii) such Alterations do not materially affect the mechanical, electrical or plumbing systems in Building 2 and (iv) Tenant provides Landlord with "as built" drawings of all such Alterations promptly upon completion thereof.

     (c) Notwithstanding the foregoing if Alterations need to be undertaken to address an emergency situation or so as not to be in violation of Section 14.C. hereof, then Tenant may undertake such Alterations without Landlord's prior written consent. Landlord agrees to cooperate with Alterations allowed hereunder by signing, or authorizing Tenant to sign on its behalf, at Tenant's cost, expense and risk building and other Alterations related permit applications.

     (d) Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment and Tenant shall promptly repair all damage caused by such removal.

     16. Laws and Regulations.

     (a) Except as provided in Section 27, Landlord makes no representation or warranty to Tenant regarding the condition of the Premises or with respect to whether or not the Premises, or the use for which Tenant will occupy the Premises, will violate any covenants or restrictions of record, or any applicable building code, regulation, law or ordinance in effect on the Commencement Date or at any other time.

     (b) Except for Landlord's remaining work under Section 7, which shall be Landlord's responsibility to properly complete in compliance with law at its sole cost and expense including (subject to the provisions of Section 7) to obtain a unconditional permanent certificate of occupancy for Landlord's work at the Premises, Tenant shall, from and after the Commencement Date at Tenant's expense (except for Landlord's obligations in Section 12 and subject to sharing of any capital expenditures as provided in Section 14C) promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part hereof, relating in any manner to the occupation and use by Tenant of the Premises. including, without limitation, compliance with any laws with respect to the discharge of sewage and any permits now or hereafter issued in connection therewith. Tenant shall use the Premises in a lawful manner and shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.

     17. Entry by Landlord. Subject to any reasonable security procedures of Tenant, Tenant agrees to permit Landlord and its employees, agents, contractors or representatives to enter into and upon any part of the Premises at all reasonable hours upon reasonable prior notice (and in the case of emergencies at all times and without notice) to inspect the Premises, or to show the Premises to prospective purchasers, mortgagees, insurers or tenants, or to perform its obligations hereunder, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof. Landlord shall use reasonable efforts to minimize any disruption to the conduct of Tenant's business by reason of any such entry.

     18. Assignment and Subletting.

     (a) Except as otherwise provided herein, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to in this Section 18 as a "Transfer") without the prior written consent of Landlord, which consent shall not be unreasonably withheld and any attempt to effect a Transfer without such consent of Landlord shall be void and of no effect. In order for Tenant to make a Transfer, Tenant must request in writing Landlord's consent at least thirty
(30) days in advance of the date on which Tenant desires to make a Transfer. Such request shall include the name of the proposed assignee or sublessee, current financial information on the proposed assignee or sublessee and the terms of the proposed Transfer. Landlord shall then have a period of thirty (30) days following receipt of such request within which to notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord, or (ii) to refuse consent to Tenant's requested Transfer and to continue this Lease in full force and effect as to the entire Premises. If Landlord shall fail to notify Tenant in writing of such election within said thirty (30) day period, Landlord shall be deemed to have elected option (ii) above.

     (b) Notwithstanding the foregoing or anything else to the contrary in this Lease, Tenant shall have the right, without prior notice to Landlord or Landlord's consent, to assign this Lease or sublet all or any portion of the Premises or grant any concession or license within the Premises to (x) any person or entity who controls, is controlled by, or is under common control with the Tenant or (y) any entity into which Tenant merges or to which Tenant sells substantially all its assets provided that any such entity immediately after such assignment, subleasing, granting of concession or license has a net worth at least equal to $200 million. The term "control" shall mean (i) with respect to a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and (ii) with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management and requirements of any fire insurance underwriters or policies of the controlled person or entity. Tenant shall provide Landlord with written notice of any transfer pursuant to clause (x) or (y) above within ten (10) days after the effective date thereof.

     (c) Notwithstanding the foregoing, Tenant shall have the right without Landlord consent to sublease up to a total of 35,000 rentable square feet of space in Building 2 with associated parking and the right to use in common with others the Common Areas, provided that such right shall only apply if (i) such subleases are for a term (including all extension options) not extending beyond the first 6 Lease Years of this Lease, (ii) such subleases are to subtenants who do not have a bad business reputation and with proposed uses not materially more hazardous or detrimental to the Premises than the Tenant's then actual use of the Premises and (iii) Tenant has provided at least 10 business days prior notice to Landlord stating the sublease terms and the identity of the subtenant, stating that the subtenant satisfies the two applicable criteria and providing Landlord, on a confidential basis and subject to any restrictions on further disclosure or dissemination thereof as applies to Tenant, with copies of the materials about the proposed subtenant which Tenant reviewed.

     (d) The consent by Landlord to a particular Transfer shall not be deemed a consent to any other subsequent Transfer. If this Lease, the Premises or the Tenant's leasehold interest therein, or if any portion of the foregoing is transferred, or if the Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein, Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

     19. Mechanic's Liens. Tenant will not permit any mechanic's liens or other liens to be placed upon the Premises for any work performed by or at the request of Tenant, or any assignee, subtenant or licensee of Tenant, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof. In the event any such lien is attached to the Premises and not discharged by payment, bonding or otherwise within ten (10) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the lien.

     20. Property Insurance.

     (a) Landlord shall maintain fire and extended coverage insurance on Building 2, and, if requested by Tenant and available, including Alterations by Tenant, in an amount equal to not less than one hundred percent (100%) of the replacement cost, and Tenant shall (if Landlord procures the same) as additional Rent, pay Landlord the entire cost thereof within ten (10) days of billing therefor. Landlord may also obtain business interruption and/or rental value insurance in an amount equal to the Rent and additional Rent anticipated by Landlord to be due from Tenant in any twelve (12) month period and if Landlord does maintain such insurance, Tenant shall, as additional Rent, pay Landlord the entire cost thereof within ten (10) days of billing therefor. Landlord shall from time to time as requested by Tenant advise Tenant of the current or expected future insurance premiums and other costs for the fire and extended coverage property insurance on Building 2. Notwithstanding the foregoing, if Tenant notifies Landlord that it is able to obtain coverage from insurers reasonably satisfactory to the Landlord and any mortgagee of the Leased Premises in their reasonable discretion which will provide substantially the same type of coverage in the same dollar amount to the Landlord and such mortgagees as would otherwise be provided by the insurance to be taken out by the Landlord pursuant to this paragraph, Tenant shall have the right to so take out such coverage in lieu of the Landlord taking out the coverage referred to in this paragraph and, as soon as such Landlord's coverage can be terminated, Tenant shall not be required to reimburse Landlord for such coverage for the period that Tenant keeps in effect such alternative coverage and otherwise complies with the provisions of this paragraph. Such alternative coverage shall include commercially customary conditions required by Landlord or its Mortgagees with respect thereto including, without limitation, for appropriate identification of named insureds and additional insureds and customary provisions regarding notices of cancellation, amendment and modification.

     (b) Tenant shall maintain fire and extended coverage insurance on all of its personal property, including removable trade fixtures, located on the Premises, in an amount equal to full replacement cost or such lesser amount as is usual and customary for companies in its industry. Such insurance shall be maintained at the expense of Tenant and payment for losses thereunder shall be made solely to Tenant or the mortgagees of Tenant as their interests shall appear. Tenant shall, at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this
Section 20. Tenant shall obtain the agreement of Tenant's insurers to use its best endeavors to notify Landlord that a insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration. Tenant shall, at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this
Section 20.

     21. Liability Insurance. Tenant and Landlord shall (Landlord as a part of Basic Operating Costs and Tenant at its own expense) maintain a policy or policies of commercial general liability insurance with respect to the respective activities of each in or on the Premises, with the premiums thereon fully paid on or before the due date. Such insurance shall provide minimum protection of not less than $5,000,000 combined single limit through a combination of primary liability and umbrella coverage per occurrence of bodily injury, property damage or combination thereof. Tenant shall, at Landlord's request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant's compliance with this Section 21.

     22. Indemnity.

     (a) Tenant shall indemnify, defend and hold harmless Landlord and any officer, director, partner or employee of Landlord (herein collectively called a "Landlord Related Party") from and against any and all liabilities, obligations, damages, claims, suits, losses, causes of action, liens, judgments and expenses (including court costs, reasonable attorney's fees and costs of investigation) of any kind, nature or description resulting from any injuries to or death of any person or any damage to tangible property which arises, or is claimed to arise from the negligence or willful misconduct of Tenant (collectively, the "Claims"). If any such Claim is made against any Landlord Related Party, Tenant shall, at Tenant's sole cost and expense, defend such Claim by or through attorneys reasonably acceptable to Landlord. The indemnity obligations of Tenant under this subsection shall not apply to a claim
(1) waived by Landlord under Section 23 below or any other provision of this Lease, (2) arising out of the negligence or intentional misconduct of any Landlord Related Party or (3) for matters for which Landlord is responsible under Section 27, below.

     (b) Without in any way limiting the provisions of Section 27, Landlord shall indemnify, defend and hold harmless Tenant and any officer, director, partner or employee of Tenant (herein collectively called a "Tenant Related Party") from and against any and all liabilities, obligations, damages, claims, suits, losses, causes of action, liens, judgments and expenses (including court costs, reasonable attorneys' fees and costs of investigation) of any kind, nature or description resulting from any injuries to or death of any person or any tangible damage to property which arises, or is claimed to arise from, the negligence or willful misconduct of Landlord (collectively, the "Claims"). If any such Claim is made against any Tenant Related Party, Landlord shall, at Landlord's sole cost and expense, defend such Claim by or through attorneys reasonably acceptable to Tenant. The indemnity obligations of Landlord under this subsection shall not apply to a claim (1) waived by Tenant under Section 23 below or any other provision of this Lease, or (2) arising out of the negligence or intentional misconduct of any Tenant Related Party.

     23. Waiver of Subrogation Rights. Notwithstanding anything in this Lease to the contrary, to the extent that and so long as the same is permitted under the laws and regulations governing the writing of insurance within the state where the Premises is located and, if available, at no material additional cost, all property insurance carried by either Landlord or Tenant shall provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier. Unless the waivers contemplated by this sentence are not obtainable for the reasons described in this Section 23, Landlord and Tenant each hereby waive any and all rights of recovery, claims, actions or causes of action against the other, its agents, officers, or employees, for any loss or damage to property which is covered or would have been covered under the property insurance policies required under this Lease. The foregoing release shall not apply to losses or damages in excess of actual or required policy limits (whichever is greater), but shall apply to any deductible applicable under any policy obtained by the waiving party. The failure of either party (the "Defaulting Party") to take out or maintain any insurance policy required under this Lease shall be a defense to any Claim asserted by the Defaulting Party against the other party hereto by reason of any loss sustained by the Defaulting Party that would have been covered by any such required policy. The waivers set forth in the second sentence of this paragraph shall be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.

     24. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. In case Building 2 shall be so damaged by fire or other casualty that substantial alteration or reconstruction of Building 2 (i.e., alteration or reconstruction which is estimated to cost in excess of the product found by multiplying the rentable area in square feet of Building 2 by $5.00) shall, in the judgment of an independent architect selected by Landlord, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or in the event any mortgagee under a first mortgage or first deed of trust covering Building 2 should require that substantially all of the insurance proceeds payable as a result of said fire or other casualty be used to retire the mortgage debt, or in the event of the occurrence of a casualty which is not insured under the fire and extended coverage insurance required to be carried pursuant to the terms of Section 20, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of such damage or determination by such a mortgagee to take the proceeds, in which event the Rent, Basic Operating Costs and Taxes hereunder shall be abated as of the date of such termination. If Landlord does not elect to terminate this Lease, Landlord shall within ninety
(90) days after the date of such damage, commence to repair and restore Building 2 and shall proceed with reasonable diligence to restore Building 2 to substantially the same condition which it was in immediately prior to the happening of the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations, unless insurance proceeds from Landlord's or Tenant's property insurance are available to rebuild the Alterations. If Landlord determines that insurance proceeds available to Landlord will be insufficient to restore Building 2 as required by this Section 24, Landlord may, at its option, elect to either (i) terminate this Lease by written notice to Tenant, or (ii) provide the extra funds necessary to complete the restoration; provided, however, Landlord shall restore if Tenant provides the necessary extra funds. If Landlord receives insufficient funds and elects therefore not to restore it shall so notify Tenant and Tenant shall have 30 days to elect to provide the extra funds needed. If Building 2 is to be restored each of Landlord and Tenant shall contribute the insurance proceeds it received and retained (net of any costs and expenses incurred in obtaining the same) to the cost of such restoration. If Tenant does not elect to provide the necessary extra funds the Lease shall terminate. In the event Landlord does not either (i) commence the repairs to Building 2 within the time required herein, or (ii) complete the repairs to Building 2 within one hundred eighty (180) days after the date of such damage, Tenant may terminate the Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to commence or complete such repairs, as the case may be. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant a proportional abatement of Rent, Basic Operating Costs and Taxes from the date of damage until the time the Premises are restored or the Lease is terminated.

     Landlord agrees to use reasonably diligent good faith efforts to have its mortgagees agree to allow the insurance proceeds from any casualty of Building 2 to be used to restore such damaged or destroyed improvements.

     25. Condemnation. If (i) the whole or substantially the whole of Building 2, or (ii) the whole or such portion of the Premises (including parking areas and access roadways) as shall render the remainder reasonably unfit for Tenant's use, shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of Building 2 or the Premises are taken by the condemning authority. If the Lease is not so terminated upon any such taking or sale, the Rent, Basic Operating Costs and Taxes payable hereunder shall be diminished by an amount representing that portion of Rent applicable to the portion of the Premises subject to such taking or sale, and Landlord shall to the extent Landlord deems feasible and to the extent Landlord has available to it the award in connection therewith, restore Building 2 and the Premises to substantially their former condition, except that Landlord shall not be required to rebuild, repair or replace any Alterations to the Premises made by Tenant if the award received by Landlord is insufficient to undertake such restoration. All amounts awarded upon a taking of any part or all of RiverTech Park, Building 2 or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation except that Tenant may make a separate claim upon the condemning authority for expenses related to relocation, interruption of the conduct of its business and (if not rebuilt by Landlord) the unamortized cost of leasehold improvements paid for by Tenant.

     26. Environmental Matters/Hazardous Materials.

     (a) Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant's executed initial Hazardous Materials Disclosure Certificate (the "Initial HazMat Certificate"), a copy of which is attached hereto as Exhibit F. Tenant covenants, represents and warrants to Landlord that the information in the Initial HazMat Certificate is true and correct in all material respects as of the date made and accurately describes in all material respects as of the date made the Hazardous Materials which Tenant reasonably contemplates or expects will be made and/or used on the Premises by Tenant. Tenant shall once every calendar quarter after the Commencement Date (and in any event no later than 20 weeks after delivery of the prior certificate) deliver to Landlord an executed Hazardous Materials Disclosure Certificate ("the HazMat Certificate") describing Tenant's Hazardous Materials then used or reasonably contemplated or expected to be used on the Premises. The HazMat Certificates required hereunder shall be in substantially the form attached hereto as Exhibit F. Tenant will also provide a HazMat Certificate to Landlord from time to time when reasonably requested by Landlord in good faith for a legitimate business purpose. The Tenant shall also deliver to the Landlord reasonably promptly following filing of the same with applicable governmental authorities copies of any flammable materials and RCRA reports related to Tenant's activities at the Premises filed with such authorities. It is understood that Tenant in preparing and updating HazMat Certificates shall not be required to more rigorously review or update the same than Tenant would normally undertake at such time in compliance with its internal environmental review procedures and applicable law.

     (b) Definition of Hazardous Materials. As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;
(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of RiverTech Park or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises, any other portion of RiverTech Park or any surrounding property. For purposes of this Lease, the term "Hazardous Materials" shall not include nominal amounts of ordinary household cleaners, office supplies and janitorial supplies.

     (c) Prohibition; Environmental Laws. Except for materials set forth on the latest HazMat Certificate, Tenant shall not be entitled to use or store any Hazardous Materials on, in, or about any portion of the Premises and RiverTech Park without, in each instance, obtaining Landlord's prior written consent thereto, Landlord hereby acknowledging its consent to the matters set forth on the Initial HazMat Certificate. Tenant shall be permitted to use and/or store only those Hazardous Materials that are necessary for Tenant's business and to the extent disclosed in the HazMat Certificate. Any such usage and storage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable HazMat Certificate. Notwithstanding the foregoing, Tenant may bring into and use at the Premises, from time to time other Hazardous Materials not identified on the HazMat Certificate or the same materials in differing quantities provided (i) such materials are intended to be used in Tenant's operations at the Premises, (ii) are in limited quantities, (iii) comply with the other provisions of this Section 26, (iv) do not present a materially increased risk of material harm to persons or property if such additional Hazardous Materials are not properly used which is substantially different in kind or scope from the risks associated with materials then listed on the HazMat Certificate and (v) are properly labeled, handled, used, stored, and disposed of in accordance with applicable law. In all events such usage and storage must at all times be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Tenant shall not be entitled nor permitted to install any underground tanks, or any tanks with a capacity in excess of 60 gallons (except for one tank with a capacity not in excess of 270 gallons) on or about the Premises for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord's sole discretion with respect to underground tanks and in Landlord's reasonable discretion with respect to above-ground tanks. For tanks outside of Building 2, without Landlord's consent (which may be withheld in Landlord's sole discretion),only so-called double-wall, spill containing tanks may be so installed. Notwithstanding the foregoing, if applicable legal and regulatory wastewater disposal requirements necessitate the placement of an equalization tank on the Premises such tank may be installed below grade (but not underground) without Landlord's consent provided it is installed and maintained in compliance with all applicable legal requirements. If required in connection with financings, sales, equity investments in the owner of Building 2 or upon reasonable grounds (as documented by a written opinion from a licensed site professional reasonably acceptable to the parties and addressed to Tenant and Landlord), Landlord shall have the right during the Lease Term to (i) inspect the Premises upon reasonable advanced notice, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 26 or to determine if Hazardous Materials are present in, on or about RiverTech Park, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas by Tenant or Tenant's Representatives other than common materials typically found in office premises (i.e., cleaning materials, copier supplies and similar materials in nominal quantities). All of such activities shall be undertaken by Landlord and its consultants in a manner that will reasonably minimize interference with and disruptions of Tenant's use of the Premises and, except in the case of emergencies, Landlord shall not compromise Tenant's activities or the atmosphere within so-called "clean rooms". Landlord and the consultants undertaking such activities shall not disclose any information regarding Tenant's business activities on and use of the Premises, all of which information constitutes trade secrets and is and shall be kept confidential except that such consultants may disclose such information as is required by the standard of care and performance standards applicable to reports prepared by licensed site professionals pursuant to the Massachusetts Contingency Plan. The cost of all such inspections, tests and investigations shall be borne by Tenant, if it is reasonably determined that Tenant or any employee, agent, supplier, vendor, director, officer, invitee, licensee, subtenant, assignee or other party claiming by, through or under Tenant (collectively, "Tenant's Representatives") are directly or indirectly responsible for any contamination or non-compliance with law revealed by such inspections, tests and investigations, otherwise Landlord shall bear all such costs. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Tenant's Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

     (d) Tenant's Environmental Obligations. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals or emissions of Hazardous Materials on, under or about any portion of the Premises or in any Common Areas, provided that Tenant has knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) (collectively, "Remediation") any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or Tenant's Representatives such that the affected portions of RiverTech Park and any adjacent property are returned to the condition existing prior to the release of such Hazardous Materials to the extent such Remediation is required by applicable law. Any such Remediation shall (to the extent not in violation of applicable law) only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of RiverTech Park. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. For Hazardous Materials for which Tenant is liable hereunder Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all response actions (which phrase shall mean and include any legally required closeout activities) as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to conduct such response action in accordance with law, Landlord may (i) after an Event of Default and (ii) if there exists an imminent threat (1) to human health or (2) of material additional harm to the environment (provided simultaneously with acting Landlord notifies Tenant of such threat and of the actions Landlord intends to take), but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, within thirty (30) days of demand, for all costs and expenses to Landlord of performing such investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall, to the extent allowed by applicable law, be performed in such a manner so as to avoid impairing the full economic use of the Premises and the other portions of RiverTech Park for commercial and industrial uses after the satisfactory completion of such work.

     Notwithstanding the foregoing and other provisions of this Lease, Tenant shall have the right to contest in good faith and by proper means allowed by law the validity, applicability or interpretation of any legal or regulatory requirements relating to Hazardous Materials present at the Premises, RiverTech Park and any adjacent property including any requirements which a governmental authority may seek to assert without Tenant being deemed in violation of or in default under the terms of this Lease.

     (e) Environmental Indemnity. In addition to Tenant's obligations as set forth hereinabove, Tenant agrees to, and shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord, Landlord's employees, agents, invitees, officers, directors and employees and any person or entity claiming by, through or under Landlord, or any of the foregoing, harmless from and against any and all Claims (including, without limitation, diminution in value of any portion of the Premises or RiverTech Park, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within RiverTech Park) arising at any time during or after the Term of this Lease in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of RiverTech Park as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of RiverTech Park nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 26(e) due to Landlord's status as either an "owner" or "operator" under any Environmental Laws; provided, however, that Tenant's indemnification obligation under this paragraph shall exclude any liability with respect to Hazardous Materials which existed on the Premises or RiverTech Park on or before the Commencement Date.

     (f) Survival. Tenant's obligations and liabilities pursuant to the provisions of this Section 26 shall survive the expiration or earlier termination of this Lease. If it is reasonably determined by Landlord after reasonable investigation by a licensed site professional (or the equivalent properly qualified and licensed in Massachusetts) that the condition of all or any portion of RiverTech Park is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws, because of Tenant's or Tenant's Representatives' actions with respect thereto or breach of any provision hereof at the expiration or earlier termination of this Lease or otherwise, then Landlord may require Tenant to bring the Premises into compliance with applicable Environmental Laws, including without limitation, the conduct or performance of any response actions as required by any Environmental Laws.

     (g) Exculpation of Tenant. Tenant shall not be liable to Landlord for nor otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises, Building 2 or RiverTech Park to the extent not caused or otherwise permitted, directly or indirectly, by Tenant or any of Tenant's Representatives; (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises or Building 2 caused by any source, including third parties, other than Tenant or Tenant's Representatives or (iii) any claim, remediation, obligation, investigation, liability, course of action, attorneys' fees, consultants' costs, expense or damage resulting from any Hazardous Materials present in, on or about the Premises or Building 2 on the Commencement Date; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all Claims to the extent (a) Tenant or any of Tenant's Representatives permits the release of any additional Hazardous Materials or subject to clause (h) below of this Section 26, otherwise knowingly and intentionally or negligently exacerbates any release of, or liability with respect to, Hazardous Materials on the Premises or in RiverTech Park, (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant has control, and/or for which Tenant or any of Tenant's Representatives are legally responsible (excluding trespassers), to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, the Common Areas, Building 2 or RiverTech Park, or (c) Tenant and/or any of Tenant's Representatives does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control (excluding trespassers) and/or for which Tenant or any of Tenant's Representatives is legally responsible (excluding trespassers) from causing a release of Hazardous Materials in, on, under, through or about any portion of the Premises, the Common Areas, Building 2 or RiverTech Park.

     (h) Notwithstanding the foregoing or any other term or provision of this Lease, Tenant shall not be liable for exacerbating any oil or Hazardous Material contamination existing on the Premises (or any liability with respect thereto) as of the Commencement Date, provided such exacerbation: (1) Results from above-ground activities undertaken by Tenant that are both (i) within Tenant's normal business operations and (ii) in compliance with environmental laws; or
(2) Results from subsurface activities undertaken by Tenant in compliance with environmental laws provided that prior to commencing such work, Tenant obtains from a licensed site professional (LSP) reasonably acceptable to the parties a report, addressed to Tenant, Landlord, and Landlord's lenders that either (i) finds that the proposed work will have no adverse effect on any preexisting contamination, or (ii) recommends means and methods for avoiding any such adverse effect, and Tenant follows those recommendations.

     27. Landlord's Responsibilities. Landlord represents and warrants that except as set forth in any environmental reports made available to Tenant which are listed on Exhibit 27A attached hereto, (a) any handling, transportation, storage, treatment, or use of hazardous or toxic substances or wastes that have occurred on the Premises prior to the Commencement Date have been in compliance with all applicable federal, state and local laws, regulations and ordinances;
(b) no leak, spill, release, discharge, emission or disposal of Hazardous Materials has occurred on the Premises while Landlord has been the owner of RiverTech Park; and (c) that as of the date hereof (and later but solely to the extent of and within the areas of any work done on the Premises by Landlord), the Premises do not contain any asbestos, radon gas or PCBs.

     Landlord covenants to comply with all legal requirements with respect to any Hazardous Materials which may be discovered in, on, or under the Premises, unless and to the extent such substances were introduced by Tenant, or any Tenant's Representative. Landlord further covenants to conduct any investigation, removal and/or remediation activities in a manner so as to reasonably minimize any disruption of Tenant's operations on the Premises. Landlord shall indemnify, defend and hold Tenant and all Tenant's Representatives harmless from and against all claims, costs and liabilities, including attorneys' fees arising out Landlord's breach of its obligations under this Section and including for any Hazardous Materials present, in, on, under, through or about any portion of the Premises, Building 2 or RiverTech Park as of the date hereof (and later but solely to the extent of and within the areas of any work done on the Premises by Landlord). Further, Landlord expressly acknowledges that the costs of any such removal of Hazardous Materials shall be at Landlord's sole cost and expense and shall not be included in Basic Operating Costs or otherwise passed on to Tenant as additional Rent.

     Landlord agrees to cooperate with Tenant in connection with Tenant filing for and seeking to obtain and/or renew any required flammable materials storage permit including if so required signing the application from and other submission materials and applying for such permit in Landlord's name; provided that (1) Landlord shall not incur any liability with respect thereto Tenant agreeing to indemnify, defend and hold Landlord harmless with respect thereto and (2) all of the foregoing shall be at Tenant's sole expense and Tenant shall reimburse Landlord for any expenses reasonably incurred by Landlord.

     28. Renewal Option.

     (a) Tenant may extend the Term for two additional five (5) year terms such extended term to be subject to the same terms and conditions as are contained in the Lease except the Rent set forth in Section 1(c) shall be the prevailing Fair Market Rate, as hereinafter defined. Provided that Tenant requests the same no more than eighteen (18) months and no less than seventeen (17) months prior to the expiration of the then current Lease Term, Landlord, no later than fifteen
(15) months prior to the expiration of the then current Lease Term, shall give Tenant written notice of its proposed Fair Market Rate. Tenant shall give Landlord written notice if it intends to exercise this option, which notice must be given at least twelve months prior to the expiration of the initial Term for the first option to renew and twelve months prior to the expiration of the first renewal term for the second option to renew; each such notice shall state whether Landlord's proposed Fair Market Rate is acceptable to Tenant. If Landlord's proposed Fair Market Rate is acceptable to Tenant, then this Lease shall be renewed with such proposed Fair Market Rate as the Rent payable pursuant to Section 1(c). The Fair Market Rate as used herein shall mean the fair market rental rate then being charged for like space similarly situated in industrial/manufacturing buildings giving due consideration to all matters as are customarily and appropriately considered by landlords and tenants engaged in leasing similar space of approximately the same size and within a 5-mile radius of RiverTech Park as of the time of such determination and the terms of this Lease, including, without limitation, age and condition of the building, rental and other concessions, finish allowances, the creditworthiness and net worth of tenant, offered inducements and the Lease Term which would be offered for comparable properties. In the event the parties cannot reach an agreement as to the prevailing Fair Market Rate within thirty (30) days of Tenant's notice to renew, then the Fair Market Value shall be determined by the procedure described below.

     (b) Landlord and Tenant shall each appoint an individual professional real estate broker duly licensed by the Commonwealth of Massachusetts who has not less than five (5) years experience in the sale and/or leasing of industrial/manufacturing building complexes within a 5-mile radius of RiverTech Park, whose clients involve to a substantial extent publicly held corporations, and who has not personally acted as a broker on behalf of either Landlord or Tenant (each such selected person being called a "Broker"). Each Broker so appointed shall be instructed to determine independently the Fair Market Rent as defined herein. Within twenty (20) days after the appointment of the Brokers by Landlord and Tenant, the Brokers shall notify both Landlord and Tenant of each Broker's determination of the Fair Market Rent. If the difference between the amounts determined by the two Brokers does not exceed ten percent (10%) of the lesser of the two amounts, then Fair Market Rent shall be an amount equal to the average of the two amounts so determined. If the difference between the amounts determined by the two Brokers exceeds ten percent (10%) of the lesser of the two amounts, then the two Brokers shall appoint a third Broker who satisfies the above qualifications within ten (10) days thereafter. The third Broker shall within twenty (20) days after his or her appointment make his or her determination of the Fair Market Rent as defined herein. The determination of the Broker which differs most from the determinations of the other two (2) Brokers shall be excluded, and the average of the two remaining determinations shall be the Fair Market Rent. If the initial two Brokers fail to agree upon a third Broker within the time period specified above or if such third Broker fails to render his determination in accordance with the provisions of this paragraphs, then a replacement or new Broker shall be selected jointly by Landlord and Tenant. If Landlord and Tenant are unable to agree upon a third Broker within ten (10) days after the date such determination is required, then they shall in lieu thereof each select the names of two (2) willing Brokers qualified to be Brokers hereunder, and from the four (4) Broker's names, one (1) name shall be drawn by a lot by a representative of Landlord in the presence of a representative of Tenant, and the person whose name is so drawn shall be the third Broker.

     (c) The Brokers selected hereunder shall deliver a signed, detailed and completed written report on each of their appraisals, including the final determination resulting from such appraisals, to each of Landlord and Tenant not later than one hundred ninety (190) days prior to the expiration of the then Lease Term (subject to any extensions reasonably required as a result of the selection process set forth in paragraph (b) above). The Fair Market Rent of the Premises, determined in accordance with the provisions of this section, shall be binding and conclusive on Tenant and Landlord. The provisions for appraisal hereunder shall be specifically enforceable to the extent such remedy is available under applicable law. If, for any reason, the decision of the Brokers shall not be determined before the commencement of the Renewal Term, then Tenant shall pay base rent in monthly installments at the rate in effect immediately prior to the commencement of such Renewal Term until such decision of the Brokers shall be made, and upon the decision by the Brokers, an appropriate adjustment shall be made, retroactive to the first day of such Renewal Term.

     (d) Each party shall be obligated to pay the fees of the Broker selected by such party. The fees of the third Broker shall be shared equally by Tenant and Landlord.

     29. Events of Default/Remedies.

     (a) The following events shall be deemed to be events of default by Tenant under this Lease (hereinafter called an "Event of Default").

     (1) Tenant shall fail to timely pay any Rent or any additional Rent when due and such failure shall continue for a period of ten (10) days after written notice of such default shall have been delivered to Tenant;

     (2) Tenant shall fail to comply with any provision of this Lease not requiring the payment of Rent, all of which terms, provisions and covenants shall be deemed material, and such failure shall continue for a period of thirty
(30) days after written notice of such failure is delivered to Tenant unless that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be in default hereunder as long as Tenant commences the remedying of such failure within such thirty (30) day period and diligently prosecutes such cure to completion;

     (3) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition shall be filed against Tenant under any such statute and not be dismissed within sixty (60) days thereafter;

     (4) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant; or

     (b) Upon the occurrence of any Event of Default, Landlord may, utilizing judicial process, at its option, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following: (1) terminate this Lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord; (2) enter upon and take possession of the Premises and remove Tenant therefrom, with or without having terminated this Lease.

     (c) Exercise by Landlord of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only with the written agreement of Landlord and Tenant.

     (d) In the event that this Lease is terminated by reason of an Event of Default, Tenant covenants to pay forthwith to Landlord upon demand, as compensation, all Rent and additional Rent which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence Tenant shall be credited with the net proceeds of any rent and additional rent obtained by Landlord by reletting the Premises, after deducting all of Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may, but shall not be obligated to, (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same. No action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings under any federal or state law relating to bankruptcy or insolvency or reorganization or arrangement, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than the amount of the loss or damages referred to above.

     (e) If, after an Event of Default, Tenant should fail to make any payment, perform any obligation, or cure any default hereunder, Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose), and Tenant shall, within thirty (30) days following written demand, pay all costs, incurred by Landlord in taking such remedial action.

     30. Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord, provided that if such failure cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default hereunder as long as Landlord commences the remedying of such failure within such thirty (30) day period and diligently prosecutes the same to completion. If, Landlord should fail to make any payment, perform any obligation, or cure any default hereunder, after 30 days notice to Landlord or such longer period as is necessary to cure the same provided Landlord commences such cure within said thirty (30) days and thereafter diligently prosecutes the same, Tenant, without obligation to do so and without thereby waiving such failure or default, may, after giving fifteen (15) days additional notice to Landlord and any mortgagee of whose address Tenant has been informed (unless such cure is completed within said fifteen (15) days or, if the same cannot reasonably be cured within said fifteen (15) day period, unless such cure is commenced within such fifteen (15) days and thereafter diligently prosecuted) make such payment, perform such obligation, and/or remedy such other default for the account of Landlord. Landlord shall immediately pay to Tenant upon demand all costs of Tenant remedying such default of Landlord. If Landlord does not promptly pay such costs upon demand or if Landlord disputes whether such default occurred or costs are due then the parties hereby agree that either party may submit such dispute to binding arbitration before the American Arbitration Association with such arbitration to be heard on an expedited basis and in accordance with the then applicable rules of the American Arbitration Association for arbitrating commercial disputes. To the extent of any arbitration decision or award determined in favor of Tenant, Tenant shall be entitled to apply all costs incurred by Tenant in taking such remedial action as an offset against up to 25% of the Rent (as defined in Section 1(c) hereof) at any time next due from time to time hereunder until all of such costs have been so applied or otherwise reimbursed to Tenant.

     31. Quiet Enjoyment. Provided an Event of Default has not occurred, Tenant shall and may peaceably and quietly occupy and use the Premises during the Lease Term subject to the provisions of this Lease and Landlord agrees to warrant and forever defend Tenant's right to such occupancy against the claims of any and all persons whomsoever claiming the same or any part thereof, by, through, or under Landlord (including Landlord's predecessors in title to RiverTech Park) but not otherwise, subject only to the provisions of this Lease.

     32. Holding Over. Should Tenant continue to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy shall be a month to month tenancy under all of the terms, covenants and conditions of this Lease, but at a daily Rent proportionately calculated at a rate equal to one hundred fifty percent (150%) of the Rent for the final month of the Lease Term.

     33. Subordination to Mortgage; Estoppel Agreement.

     (a) Landlord represents to Tenant that there are currently no deed of trust liens or mortgages against the Premises or the Common Areas.

     (b) This Lease shall be subordinate to any mortgage, deed of trust or other lien hereafter placed upon the Premises, or upon RiverTech Park or any portion of the Common Areas and to any renewals, modifications, consolidations, refinancings, and extensions thereof; provided that such mortgagee or deed of trust beneficiary shall execute in favor of Tenant a non-disturbance agreement as set forth in Section 33(d). Tenant agrees that any such mortgagee or deed of trust beneficiary shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee or deed of trust beneficiary may deem appropriate in its discretion. In the event any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any such mortgage, deed of trust or other lien, Tenant agrees to attorn to the purchaser upon such foreclosure (or any deed in lieu of foreclosure) and recognize such purchaser as the Landlord under this Lease; provided that such purchaser agrees in writing to recognize and perform the obligations of Landlord hereunder as set forth in Section 33(d).

     (c) Tenant agrees that it will from time to time within fifteen (15) days after written request by Landlord execute and deliver to such persons as Landlord shall request an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating to the best of Tenant's knowledge Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

     (d) Notwithstanding anything in Section 33(b) to the contrary, Tenant's agreement that this Lease will be subordinate to any mortgage, deed of trust or other lien hereafter placed upon the Premises or RiverTech Park shall be conditioned upon the receipt by Tenant from the holder of the mortgage, deed of trust or other lien to which this Lease will be subordinate of a non-disturbance agreement in commercially reasonable form whereby said holder agrees that, in the event of foreclosure or deed in lieu of foreclosure, said owner, whether it is the holder or a party acquiring the Premises or RiverTech Park from the holder, shall not disturb Tenant and shall honor the covenants and agreements of Landlord under this Lease. Tenant shall agree in such non-disturbance agreement to attorn to the new owner under the same terms and provisions of this Lease and shall promptly (and in any event within ten (10) business days) execute and deliver the same upon Landlord's request.

     34. No Implied Waiver. The failure of either party to insist at any time upon the strict performance of any covenant or agreement in this Lease or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. The acceptance by Landlord of late payments shall not be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease. No payment or performance by Tenant hereunder shall be deemed to be a waiver of Tenant's right (whether or not stated at the time of payment or performance) to protest, contest and otherwise seek to recover any costs for performance by Tenant of any action required by Landlord with respect to the Premises or under this Lease or any amounts paid by Tenant, but in either case not properly required of Tenant or due from Tenant under the terms of this Lease.

     35. Recourse Limitation. Tenant specifically agrees to look solely to Landlord's interest in the Premises (and any proceeds from the sale thereof), including any insurance proceeds paid in connection therewith, for the recovery of any judgment from Landlord, it being agreed that Landlord shall never be personally liable for any such judgment. The provision contained in the foregoing sentence shall not limit any right that Tenant might otherwise have to obtain specific performance of Landlord's obligations under this Lease.

     36. Notices. Any notice under the Lease must be in writing, and shall be given or be served by (a) personal delivery, (b) delivery via a recognized overnight courier, or (c) depositing the same in the United States mail, postage prepaid, certified mail, return receipt requested, addressed to the party to be notified at the address stated in this Lease or such other address in the continental United States of which notice has been given to the other party in the manner provided herein. Notice by personal delivery or overnight courier shall be effective upon receipt, and notice by mail shall be effective upon deposit in the United States mail in the manner above described.

     37. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     38. Recordation. Tenant agrees not to record this Lease or any memorandum hereof. Landlord and Tenant agree to cooperate to prepare and record a memorandum of this Lease with the Middlesex North District Registry of Deeds.

     39. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State in which the Premises is located.

     40. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, and delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the reasonable control of the party responsible for taking such action; provided, however, the provisions of this Section 40 shall never be construed as allowing an extension of time with respect to Tenant's obligation to pay Rent when and as due under this Lease.

     41. Time of Performance. Except as otherwise expressly provided herein, time is of the essence under this Lease, including all Exhibits.

     42. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Premises, and in such event and upon such transfer, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

     43. Commissions. Landlord and Tenant agree that Broker are the only brokers involved in the procurement, negotiation or execution of this Lease, whose commission shall be paid by Landlord pursuant to a separate commission agreement. Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.

     44. Effect of Delivery of This Lease. This Lease shall not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.

     45. Merger of Estates. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not constitute a merger; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord's sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant's interest in any or all subleases or subtenancies.

     46. Survival of Covenants. Any and all covenants of Tenant and Landlord not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

     47. Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

     48. Entire Agreement; Amendments. This Lease, including the exhibits and addenda, if any, listed in Section 51 below, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto other than those specifically set forth herein. Any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

     49. Joint and Several Liability. If Tenant consists of more than one person or entity, the obligations of such parties under this Lease shall be joint and several.

     50. Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

     51. List of Exhibits.

         Exhibit A   -  Site Plan depicting RiverTech Park, the Premises and the
                        Common Areas and Plan showing the Cave Area
         Exhibit B   -  List of Landlord's Work
         Exhibit C   -  Form of Letter of Credit
         Exhibit D   -  Description of Tenant's Initial Alterations
         Exhibit E   -  Intentionally Omitted
         Exhibit F   -  Form of HazMat Certificate
         Exhibit 27A -  List of Environmental Reports

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

Address:                              LANDLORD:
-------

Nortel Networks HPOCS Inc.            NORTEL NETWORKS HPOCS INC., a Delaware corporation
2370 Performance Drive
M.S. 087/05/A30                       By:  /s/  Adrian Donoghue                   .
Richardson, TX  75082                      ----------------------------------------
Attn:  Real Estate Department                  Name:  Adrian Donoghue
                                               Title:  Vice President
With a copy to:

Nortel Networks HPOCS Inc.
200 Athens Way
Nashville, TN  37228
Attn:  Law Department

Address:
-------                               TENANT

Mykrolis Corporation
One Patriots Park                     MYKROLIS CORPORATION
Bedford, MA  01730
Attn:  General Counsel                By:  /s/  C. William Zadel                    .
                                           ------------------------------------------------
                                               Name:  C. William Zadel
                                               Title:  Chairman & Chief Executive Officer

                                    Exhibit A

      Site Plan depicting RiverTech Park, the Premises and the Common Areas
      ---------------------------------------------------------------------
                         and Plan Showing the Cave Area
                         ------------------------------

                                    Exhibit B

                                 Landlord's Work

RiverTech Park, Building 2

Expectation of work to be completed by the Landlord prior to Mykrolis Occupancy:

1. All work will be completed ALL IN ACCORDANCE WITH CERTAIN SPECIFIED PLANS AND SPECIFICATIONS included and listed in s.8.1 below.

2.   Sitework:

     2.1. The Landlord will complete only that sitework required to achieve a Certificate of Occupancy (COO) for Building 2.
     2.2. The Landlord will complete parking lot seal and re-striping, it being agreed that overtime will not be required and that the Landlord must finish such work by June 1, 2002.
     2.3. No other landscaping and hardscaping are included in the Landlord's final scope of work.

3.   Building Exterior:
     3.1. The two temporary emergency exits in the office areas will be removed, and the exterior walls and glass will be restored to match the rest of the building.
     3.2. The exterior glass curtain wall at the southwest corner of the building will be installed and all finish trim will be completed.
     3.3. The lobby exterior and entrance doors will be completed.

4.   Lobby:

     4.1. The interior of the lobby will be completed, including elevator, staircase, firewalls, tile flooring, drywall, painting, electrical, lighting, HVAC, controls, and security.
     4.2. The landing at the top of the lobby stairs will be finished with matching flooring, doors, lighting, and wall finishes.
     4.3. The interior vestibule will not be completed.

5. Vacant Space: The COO will not include and no further work will be done on the following portions of Building 2 that are to remain unfinished. The unfinished spaces to include the "Dead Zone", portions of the Clean Manufacturing Area, the Machine Shop Area, and lower level spaces other than the Lobby and Elevator Area. The electrical rooms located in the "Dead Zone" will be fire rated for 2 hours. The unfinished spaces are referenced on Dwg. A1.2 as noted by Joel Kelfer and dated Feb. 19, 2002.

6. Mechanical and Electrical: The building systems will be brought on line by Mykrolis. It is noted that said systems, except for those required to heat the building have been shut down since Sept. of 2001. Insulation and heat tracing of the cooling tower piping will be completed by the Landlord. The Landlord is not required to perform any additional work with respect to building systems.

7.   General Building Issues:

     7.1. The Landlord will complete all "Life Safety" systems necessary to obtain a COO.

          7.1.1. Specifically, the fire alarm system will be completely operational for all areas of the building including the unfinished spaces, all emergency exit signs, exit lighting and all fire suppression systems will be completed by the Landlord.
          7.1.2. Code required egresses including handrails will be completed to the extent necessary to obtain a COO.
          7.1.3. The Landlord will provide clean out covers at floor level by for all test holes located within Building 2 used for groundwater sampling.

     7.2. The Landlord will not be responsible for any items on final architectural and/or engineering "punch lists" unless required to complete scope of work applicable to the lower level of building 2 as shown on plans listed in s.8 or as required for Certificate of Occupancy.

8.   Included documents:
     8.1. List of construction drawings specifying work to be competed (a copy of which is attached).
     8.2. Set of construction drawings specifying work to be completed (landlord and tenant are in possession of copies of this set).
     8.3. Copy of Purchase Order, describing work to be completed, and specifying construction drawings (8.1 above).
     8.4. Sketch drawing A1.2, indicating "dead zone" as referenced in s.5 above.
     8.5. Landlord / tenant signoff sheet.
     8.6. Landlord and Tenant acknowledge and agree that they have received and reviewed copies of all of the items listed in this Article 8.

                                    Exhibit C

                      IRREVOCABLE STANDBY LETTER OF CREDIT

LETTER OF CREDIT NO.:               [INSERT NUMBER]

DATE OF ISSUE:                      [INSERT DATE]

APPLICANT:                          [INSERT APPLICANT NAME AND ADDRESS]

BENEFICIARY:                        [INSERT BENEFICIARY NAME AND ADDRESS]

AMOUNT:                             [INSERT AMOUNT]

EXPIRATION DATE                     [INSERT DATE]

PLACE FOR PRESENTATION OF DOCUMENTS:        [INSERT LOCAL ADDRESS]

BANK HEREBY ESTABLISHES AN IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE BENEFICIARY BY ORDER AND FOR THE ACCOUNT OF THE APPLICANT FOR A SUM OR SUMS NOT TO EXCEED $_____________ IN THE AGGREGATE.

THIS CREDIT IS AVAILABLE WITH BANK AGAINST THE PRESENTATION OF DRAFTS DRAWN AT SIGHT, SIGNED BY THE BENEFICIARY, AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2. THE WRITTEN STATEMENT PURPORTEDLY SIGNED BY THE BENEFICIARY STATING THAT:

     "BENEFICIARY IS ENTITLED TO DRAW UNDER THIS LETTER OF CREDIT PURSUANT TO THE TERMS OF THAT CERTAIN LEASE BETWEEN _________ AND _________ DATED __________ WITH RESPECT TO PROPERTY LOCATED AT _________.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM THE PRESENT EXPIRATION DATE HEREOF, UNLESS, AT LEAST 30 DAYS PRIOR TO ANY SUCH EXPIRATION DATE, WE SHALL NOTIFY YOU IN

WRITING BY CERTIFIED MAIL OR COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFT(S) ON US AT SIGHT, SIGNED BY THE BENEFICIARY, ACCOMPANIED BY A STATEMENT, SIGNED BY THE BENEFICIARY, STATING THAT:

     AS OF THE DATE OF THIS DRAWING, THE BENEFICIARY HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO THE BENEFICIARY AS SUBSTITUTE FOR BANK LETTER OF CREDIT NO. [INSERT L/C NO.]

NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE NO EARLIER THAN _________, 200___ [SIXTY DAYS AFTER EXPIRATION DATE].

THIS LETTER OF CREDIT IS TRANSFERABLE IN FULL AND NOT IN PART. ANY TRANSFER MADE HEREUNDER MUST CONFORM STRICTLY TO THE TERMS HEREOF AND TO THE CONDITIONS OF
ARTICLE 48 OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) FIXED BY THE INTRNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

SHOULD YOU WISH TO EFFECT A TRANSFER UNDER THIS CREDIT, SUCH TRANSFER WILL BE SUBJECT TO THE RETURN TO US OF THE ORIGINAL CREDIT INSTRUMENT, ACCOMPANIED BY OUR FORM OF TRANSFER, PROPERLY COMPLETED AND SIGNED BY AN AUTHORIZED SIGNATORY OF YOUR FIRM, BEARING YOUR BANKERS STAMP AND SIGNATURE AUTHENTICATION AND SUBJECT TO YOUR PAYMENT OF OUR CUSTOMARY TRANFER CHARGES OF 1/4 OF 1% MINIMUM $250.00.

IN THE EVENT THIS LETTER OF CREDIT IS TRANSFERRED, THE TRANSFEREE SHALL BE THE BENEFICIARY HEREOF AND DRAFTS AND DOCUMENTS PURSUANT HERETO MUST BE EXECUTED BY A REPRESENTATIVE OF THE TRANSFEREE.

ALL DRAFTS, ACCOMPANYING DOCUMENTS AND OTHER COMMUNICATIONS REQUIRED OR PERMITTED UNDER THIS LETTER OF CREDIT MUST BE MARKED: "DRAWN UNDER BANK LETTER OF CREDIT NO. [INSERT L/C NO.]"

ALL DRAFTS AND ACCOMPANYING DOCUMENTS MAY BE REPRESENTED AT, AND ALL COMMUNICATIONS WITH RESPECT TO THIS LETTER OF CREDIT SHALL BE IN WRITING AND DELIVERED TO, OUR OFFICES AT [INSERT ADDRESS OF A BANK LOCATION ACCEPTABLE TO BENEFICIARY].

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING, AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL

NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT. BANK SHALL HAVE NO OBLIGATION TO INVESTIGATE THE FACTUAL REPRESENTATIONS CONTAINED IN A DRAW REQUEST.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THE OFFICES SPECIFIED ABOVE ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP 500").

                                    Exhibit D

                          Tenant's Initial Alterations

                                    Exhibit E

                              Intentionally Omitted

                                    Exhibit F

                           Initial HazMat Certificate

                                   Exhibit 27A

                          List of Environmental Reports


Deliverable                                                                             Delivery Date*
-----------                                                                             -------------
Report on Phase 1 Environmental Site Assessment                                         3/29/01
129 Concord Road; Billerica, MA
Haley  & Aldrich March 2000

Monitoring Well Survey Worksheet                                                        11/16/01
129 Concord Road; Billerica, MA
Golder Associates November 2001

Borehole records and monitoring well installation logs for borings                      11/16/01
 P-1 to P-22 and wells MW-1 to MW-22
(vicinity of Buildings 1 and 2/4) Golder associates

Borehole records for borings B-1 to B-9 used as temporary monitoring 11/16/01 wells TW-1 to TW-9 (Building 2/4 vicinity) Golder Associates

Laboratory analyses for borings P-1 to P-22 and monitoring wells                        11/16/01
MW-1 to MW22 Golder Associates

Laboratory analyses for temporary monitoring wells TM-1 to TM-9                         11/16/01
Golder Associates

Lab analyses for wells installed within Building 2/4                                    12/21/01(part)
Golder Associates                                                                       1/3/02 (all)

Indoor Air Sampling and Screening Evaluation, River-Tech Building 2/4,                  1/4/02
129 Concord Road Billerica, Massachusetts
Golder Associates January 3, 2002


*Sent to Mykrolis
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